Exhibit 10.2

Licensing Agreement

1. THIS AGREEMENT is made this 28 th day of February, 2008, by and between Clearpoint Resources, Inc., located at 1600 Manor Drive, Suite 110, Chalfont, PA 18914 (hereinafter referred to as “Company”, “ClearPoint”, or “Clearpoint”) and Optos Capital, LLC, located at 19 Harmony Terrace, Harmony, NJ 08865 (hereinafter referred to as “Optos” or “You”).

2.	CLEARPOINT OVERVIEW

ClearPoint is a leading Workforce Management Solutions provider to clients ranging from small businesses to Fortune 500 companies. ClearPoint services clients through its network of service providers that provide customized temporary staffing solutions with performance based deliverables, creating increased productivity. ClearPoint’s services can streamline and optimize the complex processes involved in the procurement and management of a contingent workforce. ClearPoint’s proprietary suite of technology provides a cutting human capital portal that allows companies to manage their workforce in one click. This unique approach involving their specialized consultant teams puts the Company at the forefront of the rapidly evolving Human Capital industry. For more information about ClearPoint, visit http://www.clear-point.com.

3.	THE CLEARPOINT PROGRAM AND NETWORK

3(a) Clearpoint has developed a unique and distinctive “Program” which includes the Proprietary Marks, the iLabor Network, Domain Names, Copyrighted Works, Confidential Information, as well as certain tools, methods, operational procedures and techniques, proprietary and other third-party software applications, advertising materials, promotional programs, recordkeeping and reporting procedures, training, and knowledge. All components of the Program, existing today or developed by Company during the term of this Agreement, constitute valuable trade secrets that are proprietary to Company. All components of the Program are available to Optos for the establishment, development, operation and management of each location licensed under this Agreement. ClearPoint hereby grants to Optos, during the term of this Agreement, a non-transferable, non-exclusive license to the Program in the Granted Territory, subject to the terms and conditions set forth herein.

3(b) ClearPoint hereby licenses and subcontracts to Optos the client list previously serviced by TZG Enterprises, and subcontracts all contracts and contract rights for the clients on such list. Optos is deemed to own (i) any respective client files it develops outside of the client list, (ii) client contracts entered into by Optos in its own name with the clients on the provided client list, and (iii) the time sheets and invoices related to the clients of Optos and the clients on the provided list. Optos agrees to service all of the clients on the provided list, whether through a subcontracted client contract or through a client contract entered into in the name of Optos. All the accounts receivables created by these clients, whether billed or unbilled, are the undisputed property of the Optos, including, without limitation, all payment for services rendered subsequent to February 18, 2008. It is hereby agreed and understood by and between Company and Optos that Optos’ senior lender shall file a UCC lien on all any and all accounts receivable, all Clients of Optos and all other assets of Optos. All components of the Program are available to Optos for the establishment, development, operation and management of each location licensed under this Agreement. Company hereby disclaims any interest in any of the accounts receivable, or proceeds thereof, of Optos. Optos is solely responsible for any and all liabilities, expenses and costs pertaining to the employees that service the subcontracted client list, as well as the subcontracted client contracts or the contracts entered into in Optos’ name including, but not limited to, all payroll, payroll taxes, unemployment taxes, workers’ compensation insurance premiums and workers’ compensation claims.

3(c) The Program is the undisputed property of Company, any component of the Program may be changed, improved, developed or discontinued by Company from time to time, and Optos must adhere to any changes to the Program.

3(d) The Company shall grant Optos access to and use of the Ultrastaff software application for the purpose of tracking and collecting accounts receivable, both billed and unbilled, until such time that Optos acquires its own Ultrastaff license. After Optos acquires its own Ultrastaff license, the access and use granted pursuant to this Section 3(d) shall terminate.

3(e) Ownership of the Confidential Information by Company is derived from the fact that all business generated during the operation of Optos is done under the Proprietary Marks, the Program, and the training designed and provided by Company.

3(f) The value of the Program is enhanced by the “Network” which consists of all of the ClearPoint licensees and affiliates or offices owned directly by Company.

3(g) For the purposes of this Agreement, Optos is licensed for the purpose of providing full staffing employment services. Without limitation, those services include, career placements, contract staffing, temp-to-hire placements, and temporary assignments, as well as all other similar or related staffing products, services, or activities.

3(h) Any use of the Program, including the Confidential Information and the Proprietary Marks, other than for the operation of the Business, is a material breach of this Agreement.

3(i) The Granted Territory, as used herein and granted to Optos is :

Bridgeport, NJ Transportation HUB

510 Heron Drive, Suite 206

Logan Township, NJ 08085

Telephone: 856-241-7373

Toll Free 866-362-7373

Fax: 856-241-7702

Rochester, NY

1425 Mt. Read Blvd, Suite 200

Rochester, NY 14606

Telephone: 585-544-0770

Fax: 585-544-0777

Atlanta, GA

1328 Mt Zion RD

Morrow, GA 30260

Telephone 678-364-0250

Toll Free 888-364-0250

Fax: 678-364-0254

Dayton, OH

2612 Needmore Rd.

Dayton, OH 45414

Phone: 937-278-7483

Fax: 937-552-7043

Dallas, TX Transportation HUB

2208 W. Park Row, Suite 104

Pantego, TX 76013

Tel: 972-522-7774

Toll-Free 866-346-7774

Houston, TX

2200 N. Loop West, Suite 120

Houston, TX 77018

Telephone: 713-937-4222

Fax: 713-937-1402

Oklahoma City, OK

5208 W. Reno, Ste. 295

Oklahoma City, OK 73127

Telephone: 405-917-9229

Fax: 405-917-9259

West Sacramento, CA Transportation HUB

3960 Industrial Blvd., Ste. 400

W. Sacramento, CA 95691

Telephone: 916-376-0154

Fax: 916-376-0520

Hayward, CA

3777 Depot Road, Ste. 418

Hayward, CA 94545

Telephone: 510-887-2559

Fax: 510-887-7463

Ontario, CA Transportation HUB

4045 E. Guasti Road ste 216

Ontario, CA 91761

Telephone: 909-937-0070

Fax: 909-937-0071

Norwalk, CA

14616 Carmenita Road

Norwalk, CA 90650

Telephone: 562-921-5636

Fax: 562-921-5637

Denver, CO

3350 Peoria Street, Ste. 170

Aurora, CO 80010

Telephone: 303-364-6363

Fax: 303-364-6372

Phoenix, AZ

3001 W Indian School #314

Phoenix, AZ 85017

Telephone: 602-863-2900

Fax: 602-863-2106

Tempe, AZ

4500 S. Lakeshore Drive, Suite 540

Tempe, Arizona 85282

Telephone: 480-775-3960

Fax: 480-820-5563

Leominster, MA

12 Main St.

Leominster, MA 01453

Telephone: 978-860-3140

Toll-Free 866-390-6291

Parkersburg, WV

3901 Briscoe Road

Parkersburg, WV 26104

Mailing Address: P.O. Box 1751

Parkersburg, WV 26102

Telephone: 304-428-8028

Fax: 304-428-8027

Mt. Vernon, IL

4202 Williamson Place Suite 1

Mt. Vernon, IL 62864

Telephone: 618-241-9620

Fax: 618-241-9629

Herrin, IL Recruiting Branch

121 N. 13th Street

Herrin, IL 62948

Telephone: 618-942-5191

Fax 618-942-5177

Paris, IL

401 E. Jasper St.

Paris, IL 61944

Telephone: 217-463-2724

Fax: 217-463-2745

Greenup, IL

101 W. Cumberland St.

Greenup, IL 62428

Telephone: 217-923-3868

Fax: 217-923-3928

Florence, SC

2145-A Hoffmeyer Rd

Florence, SC 29501

Telephone: 843-665-2788

Fax: 843-667-9368

Toll-Free: 800-548-0780

RICHMOND, VA

300 Arboretum Place

Suite 500

Richmond, VA 23236

Phone 804-320-4800

Fax: 804-780-2740

PENSACOLA, FL

6702A Plantation Road

Pensacola, FL 32504

Phone: 850-484-8662

Fax: 850-484-8775

3(j) Lease Assignments

Company and Optos shall use best efforts over the next forty five (45) days to receive lease assignments from the landlords of the above referenced locations. Such lease assignments shall include a landlord waiver document that is reasonably acceptable to the lender for Optos in its sole discretion. In the event that the Company is unable to provide such lease assignments within the time frame set forth above, the Company shall sublease all such locations to Optos until such time as the lease assignments are entered into.

4.	AUTHORIZATION FOR PAY/BILL SERVICES

4(a) Authorization: Optos is hereby authorized to produce its own weekly invoices related to its Customers utilizing the Company’s Trade Name and Trademarks granted to Optos pursuant to this Agreement, which may be used in combination with Optos’ corporate name. On a weekly basis, Optos will provide Company with a copy of all invoices generated by the Optos. Company understands and agrees that all invoices and the resulting accounts receivable and proceeds thereof are subject to the lien and security interest of Capital (as defined herein) and the Company has no right of any kind in the invoices, resulting accounts receivable and proceeds.

4(b) Trade Names and Trademarks: Optos has specific permission to utilize any and all of the following trade names and marks (collectively the “Trademarks and Trade Names”, and together with the Propriety Marks are collectively referred to as the “Clearpoint Trademark Property”) for any purpose related to the scope of this Agreement.

ClearPoint Resources

ClearPoint Workforce

Allied Contract Services

Quantum Resources

Mercer Staffing

Mercer Ventures

4(c) ClearPoint Workforce, LLC (“Workforce”), a subsidiary of the Company, has access to an employee leasing program through an outsourced PEO provider (the “PEO Program”). Company shall cause Workforce to make the PEO Program available to Optos to the extent Workforce is authorized under the terms of the Program or otherwise authorized by the PEO provider. Workforce enters into this Agreement for the purpose of agreeing to make the PEO Program available to Optos as provided herein.

5.	THE CLEARPOINT LICENSE RELATIONSHIP

5(a) Grant: In reliance on the representations, warrants, acknowledgements, promises and covenants Optos makes in this Agreement, Company grants Optos a nonexclusive license to use the Clearpoint Property solely for the purpose of operating each Business identified in Attachment 2. In turn, Optos accept the rights and obligations contained in this Agreement and Optos agrees to comply with all terms and provisions contained in this Agreement.

5(b) Term: The initial term of this Agreement begins on the Effective Date and will not exceed 99 years. In addition, every ten years the Parties shall engage in the 10 Year Renewal Process set forth in Section 13.

5(c) INTENTIONALLY OMITTED

5(d) Use of the Company’s Property: Optos is hereby licensed to use the Clearpoint Property solely in accordance with this Agreement and in the manner prescribed by Company either in the Materials or by Company’s written instructions to Optos. Company may change, modify, develop, or discontinue components of the Clearpoint Property from time to time. The “Clearpoint Property” includes the following:

(1) The Program.

(2) The “Proprietary Marks” including the service marks CLEARPOINT, CLEARPOINTSEARCH, the descriptive phrases CLEARPOINT RESOURCES, CLEARPOINT Technical Services and CLEARPOINT Information Services, CLEARPOINT Workforce, Allied Contract Services, Quantum Resources, Mercer Staffing, Mercer Ventures and such other trade names, trademarks, and service marks as Company may designate (or substitute) for Optos use in connection with the operation of the Business.

(3) The “Domain Names” including the Internet domain name www.clear-point.com (and all other Domain Names registered by Company or Company’s affiliates) and any other domain names that may be utilized by Company. Optos must use the Domain Names in conjunction with the identifier Company assign to Optos.

(4) The “Material”, (whether written or electronic) include without limitation manuals, written directives and policy statements, Copyrighted Works, forms, reports, audio or video tapes, all virtual classroom programs, forms of electronic storage media, software applications and Internet web pages (whether owned or licensed by Company). Company may, at Company’s sole option, modify the Materials from time to time, and Optos must adhere to such changes.

(5) The “Copyrighted Works”, includes all Materials containing the copyright identification CLEARPOINT, as well as all other Materials entitled to the protection of the copyright laws.

(6) All Confidential Information owned, licensed or sublicensed by Company or delivered to Optos in confidence, including information developed by the parties during the term of this Agreement.

(7) All general intangibles, furniture, computer and office equipment, and supplies and fixtures located in the Granted Territory. The client list licensed and subcontracted pursuant to Section 3(b) hereof, as well as a subcontract of any contracts and contract rights for the clients on such list.

(8) The goodwill associated with and symbolized by each component described in this subsection 5(d), and all improvements, enhancements, additions and modifications to any of them.

In addition, Capital TempFunds, a division of Capital Business Credit LLC (“Capital”), is hereby granted a limited, royalty-free and non-transferable license of the Clearpoint Property necessary in order to collect the accounts receivable, both billed and unbilled, of Optos. This royalty free license shall survive termination of this Agreement for a period of one (1) year for any reason.

5(e) Ownership of the Clearpoint Property:

Company’s ownership of the Clearpoint Property is undisputed, and Company has the right to enter into this License Agreement with Optos without any consents or approvals of any party whatsoever, free and clear of the claims, security interest and/or liens of any party whatsoever. Optos shall not contest the validity of Company’s rights in the Clearpoint Property or take any action that would prejudice or interfere with the validity of Company’s rights with respect to the Clearpoint Property. ClearPoint’s ownership of all of its property not otherwise licensed hereunder to Optos is also undisputed.

5(f) Company’s Related indemnification:

Optos must notify Company immediately of any claim against Optos alleging that Optos’ use of the Proprietary Marks constitutes an infringement of someone else’s rights. So long as Optos has complied with the Program, Company agrees to indemnify and hold Optos harmless against any liability assessed against Optos in favor of the claimant, including Optos’ reasonable costs of defending the claim. Company will not be liable for any other damages, costs, expenses or for any loss of profits or business opportunities or incidental or consequential damages of any kind relating to any such claim. Company reserves the right to defend, compromise and settle any such action and if Company does undertake Optos’ defense, Company will not be responsible for the cost of any independent counsel Optos retain. Company shall have no obligation to defend or indemnify Optos pursuant to this subsection 5(f) if the claim, suit or demand against Optos arises out of or relates to Optos’ use of the Proprietary Marks in violation of the terms of this Agreement.

The above indemnifications are subject to the non-offset provisions provided herein as well as in a separate writing from Company to Capital.

5(g) Identification as an Independent Contractor.

(1) This Agreement does not create a fiduciary relationship between Optos and Company. Nothing in this Agreement is intended to make either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

(2) Optos must hold itself out to the public as an independent contractor operating according to a license from Company. Optos must exhibit a notice in a conspicuous place at each Business to inform the public that Optos is operating independently as a licensee of ClearPoint. Company reserves the right to specify in the Materials the content and form of Optos notice.

5(h) Services Rendered: Any services Optos renders using the ClearPoint Property must conform to the standards of quality specified or approved by Company.

5(i) Internet Services: As long as Company provides an Internet presence for Optos, Optos may not independently establish an Internet presence in any manner. However, should Company cease to provide Optos with Internet service, upon obtaining Company’s prior written consent, Optos may do so.

5(j) Notice of Legal Action and Indemnification:

(1) YOU AGREE, AT ALL TIMES AND AT YOUR EXPENSE, TO DEFEND, INDEMNIFY AND HOLD HARMLESS CLEARPOINT AND ALL OUR AFFILIATES, SUBSIDIARIES, SUCCESSORS, ASSIGNS, AND DESIGNEES, AND THEIR RESPECTIVE MANAGERS, MEMBERS, OFFICERS, AGENTS, AND REPRESENTATIVES (COLLECTIVELY REFERRED TO AS THE INDEMNITEES”) FROM ALL LOSSES AND EXPENSES INCURRED IN CONNECTION WITH ANY ACTION, SUIT, ALTERNATIVE DISPUTE RESOLUTION, ARBITRATION, PROCEEDING, CLAIM, DEMAND, INVESTIGATION, FORMAL OR INFORMAL INQUIRY, OR ANY SETTLEMENT THEREOF (COLLECTIVELY REFERRED TO AS “ACTION”) WHICH ARISES OUT OF OR IS BASED UPON YOUR OWNERSHIP OR OPERATION OF THE BUSINESS, INCLUDING CLAIMS RELATED TO THE EMPLOYMENT OF YOUR STAFF EMPLOYEES. THIS OBLIGATION TO INDEMNIFY AND DEFEND US SHALL APPLY EVEN IN THE EVENT OF THE NEGLIGENCE OF OR CLAIM OF NEGLIGENCE AGAINST INDEMNITEES.

(2) SPECIFICALLY EXCLUDED FROM THE INDEMNITY GIVEN ABOVE IS ANY LIABILITY ARISING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF INDEMNITEES (EXCEPT TO THE EXTENT THAT SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IS ATTRIBUTED OR IMPUTED BY REASON OF ANY ACT OR OMISSION BY YOU).

(3) For the purpose of this Agreement the term “losses and expenses” shall, without limitation include, all losses, compensatory, exemplary or punitive damages, fines, charges, costs, expenses, lost profits, attorneys` fees, experts’ fees, court costs, settlement amounts, judgments, arbitration awards, compensation for damages to Company’s reputation and goodwill, costs of or resulting from delays, financing, costs of advertising material and media time or space, including costs of changing, substituting or replacing same, and all expenses for recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described.

(4) As soon as Optos are aware of any Action Optos must immediately give Company notice of such Action. At Optos expense and risk, Indemnitees may elect to assume the defense of any Action; however, under no circumstance are Indemnitees obligated to undertake the defense of any Action. Such an undertaking by Indemnitees shall in no manner diminish Optos obligation to indemnify Indemnitees and to hold them harmless. Optos acknowledge that Optos have no authority to accept any service of process on behalf of any of the lndemnitees.

(5) Company may, at any time and with such notice as Company deems appropriate, offer, order, consent or agree to settlements or take such other remedial or corrective actions Company deems expedient with respect to any Action if, in Company’s sole judgment, there are reasonable grounds to believe that any of the acts or circumstances enumerated in this subsection 5(j) have occurred, or that any act, error, or omission of Yours may result directly or indirectly in damage, injury or harm to any person or any property. All losses and expenses incurred under this subsection 5(j) shall be chargeable to and paid by Optos regardless of any action, activity or defense undertaken by any Indemnitees or the subsequent success or failure of such actions, activity or defense.

(6) Indemnitees do not assume any liability whatsoever for acts, errors, or omissions of those with whom Optos may contract, regardless of the purpose. Optos shall hold harmless and indemnify Indemnitees for all losses and expenses that may arise out of any acts, errors or omissions regarding such third parties.

(7) Under no circumstances shall Indemnitees be required or obligated to seek recovery from third parties or otherwise mitigate their losses in order to maintain a claim against Optos. The failure to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable by Indemnitees from Optos.

(8) The above indemnifications are subject to the non-offset provisions provided herein as well as in a separate writing from Company to Optos.

6.	INTENTIONALLY OMMITTED

7.	TRADE SECRET/CONFIDENTIAL INFORMATION

7(a) Trade Secret: The Confidential Information is not a matter of common knowledge in the trade, is generally not available except through time consuming and costly processes, and gives Optos and Company an advantage over other staffing businesses. Therefore, Optos acknowledges and agrees that the Confidential Information, whether currently in existence or hereafter acquired, constitutes a trade secret of ClearPoint.

7(b) Confidential Information: The following information, without limitation, constitutes the “Confidential Information”:

(1) the Clearpoint Property, the Materials; the Program, Service Files content, Field Employee and/or Staff Employee information obtained through the operation of the Business (whether past, present or prospective);

(2) any information regarding any individual who has a reasonable expectation of privacy and/or which was disclosed to Optos, the Client, the Business and/or Company in confidence;

(3) any additional information regarding any Client, including, but not limited to, personal information on the various contact persons, contact telephone numbers, personnel needs, fringe benefits, hiring practices, time lines and budgets, policies, goals and plans, usage of Field Employees, Client pricing for various services and types of Field Employees, fees, profit margins, credit history, existing or prospective Job-orders and Client agreements and all other dealings with Optos, the Business and/or Company,

(4) any information regarding Optos business operations and practices under the Program, including pricing and cost codes, marketing techniques, strategic business plans and market research studies, promotional ideas, operating reports, placement registers, and accounts receivable;

(5) any information, including a formula, pattern, compilation, program, device, method, technique, or process that derives independent economic value, actual or potential, for which reasonable efforts are used to maintain its secrecy, and which is not generally known to the public or readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use; and

(6) any other information known by Optos or used in the Business that could give Optos an advantage over competitors that is not disclosed to the public by Company or that is not generally known to the public.

7(c) Non-Disclosure of Confidential Information: Optos and Optos Principal Owners acknowledge that any use of the Confidential Information other than for the operation of the Business is a material breach of this Agreement and constitutes an unfair business practice. Optos agrees that during the term of this Agreement, Optos will institute thorough and effective measures to protect and preserve the confidentiality of the Confidential information. Optos agrees that Optos will not (1) disclose the contents of the Confidential Information to unauthorized persons; (2) allow any written Confidential Information to leave the Location; (3) copy or use the Confidential Information for any purpose other than as permitted by this Agreement; or (4) disclose, use or misappropriate the Confidential Information. Optos further agrees to adhere to these terms after the expiration (without renewal) or termination of this Agreement.

7(d) Protection of Confidential Information:

(1) Optos will require Optos Manager, Staff Employees and/or agents or other third parties who will have access to the Confidential Information to execute a “Confidentiality Agreement” in the same form as Attachment 4 to this Agreement. Optos must advise such persons that the Confidentiality Agreement contains covenants against unfair trade practices and that execution of the Confidentiality Agreement is a prior condition of employment and/or association with Optos.

(2) All officers, directors, spouses, and other third parties Company designates who are not required by Company to execute this Agreement but whom Company have a reasonable expectation will have access to Confidential Information must execute a Confidentiality Agreement.

(3) Optos must forward a copy of each executed Confidentiality Agreement to Company for Company’s records. Optos and Optos Principal Owners may not reveal any Confidential Information to any individual in the absence of a written obligation from such person not to misuse or disclose the Confidential Information, Optos agrees to consistently and uniformly enforce the Confidentiality Agreement.

8.	INTENTIONALLY OMMITTED

9.	LICENSING FEE

In exchange for the licensing of its Program to Optos, Company shall receive a Licensing Fee equal to 5.2 percent (5.2%) of total cash receipts of Optos regarding temporary staffing services. The payment of the Licensing Fees are subject to the non-offset provisions provided herein as well as in a separate writing from Company to Capital.

Within two (2) years after each year of this Agreement, ClearPoint shall have the right to have an independent third party (the “Auditor”) audit the directly relevant financial records generated by Optos for the limited purpose of verifying the accuracy of the amount of the payments owed to ClearPoint under this Agreement. ClearPoint may cause the Auditor to perform such an audit not more than twice in any twelve (12) month period, however, if any discrepancies are identified in an audit, then ClearPoint can thereafter perform audits not more than four (4) times per year. ClearPoint shall give reasonable advance written notice to Optos, and each audit shall be conducted during normal business hours. The expenses of the Auditor shall be paid by ClearPoint unless, in any given audit, ClearPoint determines that the Licensing Fee paid to ClearPoint differs from that audit by more than five percent (5%), in which case the reasonable expenses of the Auditor shall be paid by Optos.

10.	FEES AND FINANCIAL OBLIGATIONS

10(a) Licensing Fee: Optos shall pay Company the applicable Licensing Fee identified in Section 9 within 48 hours from the time of cash receipt of the Client Sales by Optos.

10(b) Collection of Account: The accounts receivable of the Optos are the undisputed property of the Optos. In the event that the Company or any of its subsidiaries or affiliates collects any monies related to the accounts receivable of the Optos or any other monies of the Optos from whatever source, Company and its affiliates and subsidiaries agree to immediately remit all such amounts directly to Capital, without setoff or deduction of any kind whatsoever, in kind with all necessary endorsements and all enclosures to the following address: Capital TempFunds, 1799 W. Oakland Park Blvd., Fort Lauderdale, FL 33311 Attn: James S. Rothman, President, and if not possible, by immediate wire transfer, pursuant to the wire transfer instructions to be provided by Capital from time to time, with enclosures to follow by US Mail.

Cash application will be based on the remittance advice submitted by the customer. In the event no cash application instructions are provided to Company, Company will make a best effort to obtain written application instructions from the customer. In the event that application instructions are not received within such time frame, the amounts received will be applied to the newest receivables first.

Company agrees that it shall not at any time, without the prior written consent of Capital, take a security interest or lien in any of the assets of the Optos. In the event that Company violates this provision and takes a security interest in or lien on any of the assets of Optos, Company agrees that such security interest and/or lien shall at all times be subject and subordinate to the security interest of Capital, and that Company shall take no action against any of the assets of Optos until such time as all obligations of Optos to Capital are indefeasibly repaid in full.

11.	RECORDKEEPING; REPORTING; AUDITS

11(a) Recordkeeping and Reporting: Optos shall provide Company immediate access to any information (including information concerning any Principal Owner), regardless of who possesses it, that relates in any way to the Business. Such access shall include access that allows Company to electronically receive and/or collect such information. Optos agrees to timely prepare, preserve, and report full, complete, and accurate books, records, and accounts of the Business to Company In accordance with generally accepted accounting principles (“GAAP”) and as instructed in the Materials.

12.	INTENTIONALLY LEFT BLANK

13.	RENEWAL OF AGREEMENT

13(a) Renewal: Unless Company have reason to terminate this Agreement for cause, or Company agrees to purchase Optos assets with the prior written consent of Capital, Company will renew the license for an additional 10 year term (the “Renewal Term”) contingent upon each of the following factors:

(1) At least 180 days prior to the Scheduled Expiration Date Company will provide Optos with a written renewal notice (the “Renewal notice”), confirming Company’s offer to renew the license.

(2) No less than 30 days following Optos receipt of the Renewal notice, Optos must provide Company with Optos written confirmation regarding Optos intent to renew, or not to renew, the license (“Renewal Intent”).

(3) If Optos elect to renew, at least 30 days prior to the Scheduled Expiration Date, Optos and Optos Principal Owners must execute Company’s then-current form of license agreement and all other related documents required by Company at that time (cumulatively the “Renewal Documents”). Optos and Optos Principal Owners acknowledge that the Renewal Documents may contain terms and conditions that are significantly different from this Agreement. In addition, the parties agree to execute a mutual release which is intended to release any and all claims the parties may have against each other arising out of or related to this Agreement. The release however will not purport to release the parties from any future claims arising out of or related to the Renewal Documents. In the event that Optos is still being funded by Capital, the Renewal Documents shall be in form acceptable to Capital.

(4) Optos may not be in material default of this Agreement as of the scheduled renewal date.

(5) All monetary obligations Optos owe to Company under this Agreement, or any other Agreement between Optos and Company, must be paid current as of the scheduled renewal date.

(6) Those individuals Company identify in the Renewal notice (whether a Principal Owner, Manager, and/or Staff Employee), must successfully complete Company’s then-required’ training concerning the operation of the Business within the first 180 days following the scheduled renewal date.

Notwithstanding anything to the contrary provided herein, this Agreement may be terminated by ClearPoint upon written notice to Optos upon ClearPoint and Optos entering into an Asset Purchase Agreement and closing on the underlying transactions in accordance with such Asset Purchase Agreement; the form of such Asset Purchase Agreement being acceptable to Capital, such consent by Capital not to be unreasonably withheld.

14.	NON-RENEWAL OF AGREEMENT

14(a) Non-Renewal notice Requirement: If Optos does not desire to renew the license at the end of the then-current term, Optos must inform Company, in writing (the “Non-Renewal notice”) no later than 30 days after Optos receipt of the Renewal notice. In all cases, if Optos opt for non-renewal, Optos must enter into Company’s then-current exit agreement at least 30 days prior to the Scheduled Expiration Date.

14(b) Continued Service Required to End of Term: The parties agree that it is imperative that the goodwill of Clearpoint and the Network be protected. Therefore, Optos agrees to continue to service Clients, Job-seekers, and Field Employees, up to and including the day of the Scheduled Expiration Date. Company is entitled to all Royalty, Ad Fund, and any other payments and other monies owed and accruing up to and including the Scheduled Expiration Date.

15.	TERMINATION

15(a) Termination for Failure to Cure Breach: Except as otherwise provided in subsection 15(b), when Optos receive a written notice from Company Informing Optos that Optos have failed to comply with the terms of this Agreement (as supplemented by the Materials), Optos will have 10 consecutive days (or such other time frame as required by law) to cure the breach to Company’s satisfaction. If Optos does not cure the breach within the applicable time period, this Agreement may be terminated by the Company without further notice to Optos. In addition, if the breach is due to Optos failure to timely pay monies due to the Company, the Company reserve the right to file a delinquency report with all appropriate credit reporting agencies. Company shall provide notice to Capital of any breach by Optos, and Capital shall have the option, without in any way have the obligation, to effectuate a cure within the applicable cure period.

15(b) Termination Without Opportunity to Cure Breach: After any one or more of the following events described below, the Company may, in the Company’s sole discretion, terminate this Agreement without providing Optos any opportunity to cure the breach, and the termination is effective when Optos and Capital receive the Company’s written notice.

(1) The Business is closed for 5 consecutive Business Days.

(2) Optos or any Principal Owner is convicted of, or pleads no contest to, a felony, a crime Involving moral turpitude, or any other crime or offense that is likely, in Company’s sole opinion, to adversely affect the Network, the Clearpoint Property, or Company’s interest in them.

(3) Optos or any Principal Owner attempts to transfer or transfers, with or without remuneration, any of the material assets of the Business, the Clearpoint Property, any rights or obligations under this Agreement, or any Ownership Interest in Optos without first obtaining Company’s written approval

(4) Optos or any Principal Owner fail to comply with any Confidentiality Agreement and/or non-disclosure agreement or fails to comply with any of the provisions of this Agreement related to: (i) Non-Disclosure of Confidential Information, (ii) Protection of Confidential Information, (iii) Treatment of Personnel, (iv) operation of the Business from a Clearpoint Approved location, (v) maintaining uninterrupted required insurance coverage, (vi) Credit and Collections, or (vii) Rules Governing Unfair Trade Practices.

(5) Optos or any Principal Owner uses in any unauthorized manner or discloses to any unauthorized party, the Clearpoint Property and/or any third party software sublicensed through Clearpoint to Optos.

(6) Optos or any Principal Owner (i) acts in any way inconsistent with being a business separate from Clearpoint; (ii) commits any unauthorized acts involving Clearpoint; (iii) commits any act or pursues any course of conduct that brings the Program, the Network, or the Proprietary Marks into disrepute; (iv) participates in any fraudulent activity, including any fraudulent reporting, of financial or operational information to Company; (v) willfully or negligently misclassifies Field Employees for worker’s compensation reporting and charge purposes, (vi) permits Field Employees to perform prohibited services or (viii) permits Field Employees to be employed in job classifications that are prohibited as instructed by Company.

(7) Optos loses legal control of the assets, business affairs, or freedom of action with respect to the Business.

(8) Optos are (i) adjudicated as bankrupt or insolvent, (ii) all or a substantial part of the assets are assigned to, or for, the benefit of any creditor, (iii) a petition in bankruptcy is filed by or against Optos and is not immediately contested and dismissed within 60 days from filing, (iv) a bill in equity or other proceeding for the appointment of a receiver or other custodian of Optos, the Business or assets of either is filed and consented to by Optos, (v) a receiver or other custodian (permanent or temporary) of Optos assets or property, or any part thereof, is appointed by any court of competent jurisdiction, (vi) proceedings for a composition with creditors under any state or federal law are instituted by or against Optos, (vii) Optos are dissolved, and/or (viii) execution is levied against Optos or the real or personal property of the Business is scheduled to be sold after levy thereon by any governmental body or agency, sheriff, marshal or constable.

(9) INTENTIONALLY OMITTED

(10) Optos or any Principal Owner commits 2 material breaches under this Agreement within a 12 month period, whether or not such breaches have been cured after Optos receipt of Company’s written notice.

15(c) Cease Operations: If Optos fails to cure the breach, Optos must immediately cease operating the Business and comply with the post termination obligations contained in Sections 16 and 17.

15(d) Cross Default: If any of Optos subsidiaries or affiliates authorized to operate one or more Businesses under this Agreement commits any breach described herein, the breach shall affect all members of this Agreement.

16. The provisions of this Agreement shall be deemed effective as of February 18, 2008. Notwithstanding the prior sentence, Optos shall reimburse the Company for all monies advanced regarding payroll, payroll taxes, workers’ compensation and administrative fees subsequent to February 18, 2008.

17.	INTENTIONALLY LEFT BLANK

18.	GENERAL LEGAL MATTERS

18(a) GOVERNING LAW: IN AN EFFORT TO PROMOTE CONSISTENCY WITHIN THE NETWORK, WITH RESPECT TO ALL CLAIMS, CONTROVERSIES, DISPUTES OR ACTIONS RELATED TO THIS AGREEMENT OR THE RELATIONSHIP CREATED THEREBY, THIS AGREEMENT SHALL BE INTERPRETED, ENFORCED AND GOVERNED BY THE LAW OF THE STATE OF DELAWARE. DELAWARE LAW SHALL PREVAIL IN THE EVENT OF ANY CONFLICT OF LAW, EXCEPT TO THE EXTENT GOVERNED BY THE UNITED STATES TRADEMARK ACT OF 194E (LANHAM ACT, 15 U,S.C., SECTION 1501, ET SEQ.).

18(b) MEDIATION:

(1) THE PARTIES AGREE TO SUBMIT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THE LICENSE, YOUR OPERATION OF THE BUSINESS, THIS AGREEMENT, OR ANY OTHER AGREEMENT BETWEEN US, OR OUR AFFILIATES, AND YOU TO NON-BINDING MEDIATION PRIOR TO FILING SUCH CLAIM, CONTROVERSY OR DISPUTE IN ARBITRATION OR A COURT.

(2) THE MEDIATION SHALL BE CONDUCTED THROUGH EITHER AN INDEPENDENT MEDIATOR OR A MEDIATOR APPOINTED BY A MEDIATION SERVICES ORGANIZATION OR BODY EXPERIENCED IN THE MEDIATION OF DISPUTES BETWEEN COMPANYS AND OPTOSS AGREED UPON BY THE PARTIES. FAILING SUCH AGREEMENT WITHIN 15 DAYS OF TIME AFTER EITHER PARTY HAS RESOURCESIFIED THE OTHER IN WRITING OF ITS DESIRE TO SEEK MEDIATION, THE MEDIATION SHALL BE CONDUCTED THROUGH J.A.M.S. OR ITS SUCCESSOR IN ACCORDANCE WITH ITS RULES COVERING MEDIATION. UNLESS YOUR STATE LAW REQUIRES THAT WE CONDUCT THE MEDIATION IN THE STATE WHERE THE BUSINESS IS LOCATED, THE MEDIATION SHALL BE HELD AT THE J.A.M.S. OFFICE LOCATED IN DALLAS, TEXAS, OR IN THE CURRENT CITY AND STATE WHERE OUR CORPORATE HEADQUARTERS IS LOCATED AT THE TIME THE DISPUTE 1S SUBMITTED.

(3) THE COSTS AND EXPENSES OF MEDIATION, INCLUDING COMPENSATION AND EXPENSES OF THE MEDIATOR, SHALL BE BORNE BY THE PARTIES EQUALLY.

(4) THE PARTIES ARE UNABLE TO RESOLVE THE CLAIM, CONTROVERSY OR DISPUTE WITHIN 90 DAYS AFTER THE MEDIATOR HAS BEEN APPOINTED, THEN THE DISPUTE SHALL AUTOMATICALLY BE REFERRED TO ARBITRATION UNDER SUBSECTION 18(c).

(5) RESOURCESWITHSTANDING THE FOREGOING, WE MAY, IN OUR SOLE DISCRETION, BRING AN ACTION FOR (i) MONIES OWED, (ii) INJUNCTIVE OR OTHER EXTRAORDINARY OR EQUITABLE RELIEF, (iii) SPECIFIC PERFORMANCE, OR (iii) THE POSSESSION OR DISPOSITION OF, OR OTHER RELIEF RELATING TO, REAL PROPERTY IN A COURT HAVING JURISDICTION AND IN ACCORDANCE WITH SUBSECTIONS 18(c)(3) AND 18(d), WITHOUT FIRST SUBMITTING SUCH ACTION TO MEDIATION.

18(c) ARBITRATION:

(1) THE PARTIES AGREE THAT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THE LICENSE, YOUR OPERATION OF THE BUSINESS, THIS AGREEMENT, OR ANY OTHER AGREEMENT BETWEEN US, OR OUR AFFILIATES, AND YOU, THAT CANRESOURCES BE AMICABLY SETTLED AMONG THE PARTIES OR THROUGH MEDIATION SHALL, EXCEPT AS SPECIFICALLY SET FORTH HEREIN AND IN SUBSECTION 18(d), BE REFERRED TO ARBITRATION.

(2) THE ARBITRATION SHALL BE CONDUCTED THROUGH AN ORGANIZATION OR BODY EXPERIENCED IN THE ARBITRATION OF DISPUTES BETWEEN COMPANYS AND OPTOSS AGREED UPON BY THE PARTIES. .

(3) FAILING SUCH AGREEMENT WITHIN 15 DAYS AFTER ONE PARTY. HAS RESOURCESIFIED THE OTHER PARTY IN WRITING OF ITS INTENTION TO ARBITRATE, ARBITRATION SHALL BE CONDUCTED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”), OR ITS SUCCESSOR, IN ACCORDANCE WITH THE COMMERCIAL RULES OF AAA OR ITS SUCCESSOR, AS AMENDED, EXCEPT THAT THE ARBITRATOR(S) SHALL APPLY THE

FEDERAL RULES OF EVIDENCE. HOWEVER, IF SUCH RULES ARE IN ANY WAY CONTRARY TO OR IN CONFLICT WITH THIS AGREEMENT, THE TERMS OF THIS AGREEMENT SHALL CONTROL.

(4) ALL CLAIMS, CONTROVERSIES OR DISPUTES INVOLVING YOU MAY ONLY BE ARBITRATED ON AN INDIVIDUAL BASIS AND MAY RESOURCES BE CONSOLIDATED WITH ANY CLAIM, CONTROVERSY OR DISPUTE FOR OR ON BEHALF OF ANY OTHER CLEARPOINT OPTOS OR SUPPLIER.

(5) IF THE AMOUNT IN CONTROVERSY INVOLVES LESS THAN $100,000, THE PARTIES SHALL SELECT A SINGLE ARBITRATOR IN ACCORDANCE WITH THE LIST AND STRIKE PROVISIONS OF THE AAA RULES. IF THE AMOUNT IN CONTROVERSY INVOLVES $100,000 OR MORE, A THREE-PERSON PANEL OF ARBITRATORS SHALL BE SELECTED.

(6) TO SELECT A THREE PERSON PANEL, THE PARTIES SHALL EACH SELECT ONE ARBITRATOR. IF THE PARTY UPON WHOM THE DEMAND FOR ARBITRATION IS SERVED FAILS TO SELECT AN ARBITRATOR WITHIN 15 DAYS AFTER THE RECEIPT OF THE DEMAND FOR ARBITRATION, THEN THE ARBITRATOR SO DESIGNATED BY THE PARTY REQUESTING ARBITRATION SHALL ACT AS THE SOLE ARBITRATOR TO RESOLVE THE CONTROVERSY AT HAND. OTHERWISE, THE TWO ARBITRATORS DESIGNATED BY THE PARTIES SHALL SELECT A THIRD ARBITRATOR. IF THE TWO ARBITRATORS DESIGNATED BY THE PARTIES FAIL TO SELECT A THIRD ARBITRATOR WITHIN 15 DAYS, THE THIRD ARBITRATOR SHALL BE SELECTED BY THE ORGANIZATION AGREED UPON OR AAA OR ANY SUCCESSOR THERETO, UPON APPLICATION BY EITHER PARTY. ALL OF THE ARBITRATORS SHALL BE EXPERIENCED IN THE ARBITRATION OF DISPUTES BETWEEN COMPANYS AND OPTOSS, BUT THE PERSON SELECTED MAY RESOURCES HAVE SERVED AS THE MEDIATOR OF THE DISPUTE SUBMITTED TO ARBITRATION AS PROVIDED BY SUBSECTION 17(b) ABOVE.

(7) THE ARBITRATION SHALL TAKE PLACE IN DALLAS, TEXAS, OR THE CURRENT CITY AND STATE WHERE OUR CORPORATE HEADQUARTERS IS LOCATED AT THE TIME THE DISPUTE IS SUBMITTED TO ARBITRATION.

(8) THE AWARD OF THE ARBITRATORS SHALL BE FINAL AND JUDGMENT UPON THE AWARD RENDERED IN ARBITRATION MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THE ARBITRATORS SHALL BE REQUIRED TO SUBMIT WRITTEN FINDINGS OF FACT AND CONCLUSIONS OF LAW AND A WRITTEN EXPLANATION AND CALCULATION OF THE AMOUNT AWARDED (IF APPLICABLE) WITHIN 30 BUSINESS DAYS FOLLOWING THE FINAL HEARING SESSION OF THE ARBITRATORS.

(9) THE COSTS AND EXPENSES OF ARBITRATION MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF, THE COSTS AND EXPENSES OF ARBITRATION, INCLUDING COMPENSATION AND EXPENSES OF THE ARBITRATORS, SHALL BE BORNE BY THE PARTIES AS THE ARBITRATORS DETERMINE. EACH PARTY FURTHER AGREES THAT, UNLESS APPLICABLE LAW PROHIBITS SUCH LIMITATION, NEITHER PARTY SHALL BE LIABLE FOR PUNITIVE OR EXEMPLARY DAMAGES, AND THE ARBITRATORS SHALL HAVE NO AUTHORITY TO AWARD THE SAME. ANY AWARD OF PUNITIVE OR EXEMPLARY DAMAGES BY THE ARBITRATOR(S) IS OUTSIDE OF AND IN VIOLATION OF THIS AGREEMENT TO ARBITRATE DISPUTES.

(10) IF WE DESIRE TO SEEK SPECIFIC PERFORMANCE OR OTHER EXTRAORDINARY OR EQUITABLE RELIEF INCLUDING, BUT RESOURCES LIMITED TO, INJUNCTIVE RELIEF UNDER THIS AGREEMENT AND ANY AMENDMENTS THERETO, THEN ANY SUCH ACTION SHALL RESOURCES BE SUBJECT TO MANDATORY ARBITRATION AND WE SHALL HAVE THE RIGHT TO BRING SUCH ACTION AS DESCRIBED IN SUBSECTION 17(d). IN ADDITION, ANY ARBITRATOR APPOINTED PURSUANT TO THE TERMS OF THIS

AGREEMENT, SHALL HAVE THE AUTHORITY TO ENTER AN AWARD FOR SPECIFIC PERFORMANCE OR OTHER EXTRAORDINARY OR EQUITABLE RELIEF IF SPCIFICALLY SOUGHT BY A PARTY.

(11) IN PROCEEDING WITH ARBITRATION AND IN MAKING DETERMINATIONS HEREUNDER, THE ARBITRATORS SHALL RESOURCES EXTEND, MODIFY OR SUSPEND ANY TERMS OF THIS AGREEMENT OR THE REASONABLE STANDARDS OF BUSINESS PERFORMANCE AND OPERATION ESTABLISHED BY US IN GOOD FAITH. RESOURCESICE OF OR DEMAND FOR ARBITRATION SHALL RESOURCES STAY, POSTPONE OR RESCIND THE EFFECTIVENESS OF ANY TERMINATION OF THIS AGREEMENT OR SUSPEND THE OPERATION OF OR EFFECT OF ANY TERM OF THE AGREEMENT.

18(d) VENUE:

(1) EXCEPT AS STATED ABOVE, AND IN THIS SUBSECTION OR PRECLUDED BY STATE LAW IN THE STATE IN WHICH THE BUSINESS IS LOCATED, WITH RESPECT TO ALL CLAIMS SET FORTH ABOVE IN SUBSECTION 18(c) (ARBITRATION), OR WHICH AS A MATTER OF LAW OR PUBLIC POLICY CANRESOURCES BE SUBMITTED TO ARBITRATION, YOU AND YOUR PRINCIPAL OWNERS HEREBY IRREVOCABLY SUBMIT YOURSELVES TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS AND THE FEDERAL DISTRICT COURT WHERE WE HAVE OUR PRINCIPAL CORPORATE HEADQUARTERS.

(2) YOU AND YOUR PRINCIPAL OWNERS HEREBY WAIVE ALL QUESTIONS OF PERSONAL JURISDICTION FOR THE PURPOSE OF CARRYING OUT THIS PROVISION. YOU AND YOUR PRINCIPAL OWNERS HEREBY AGREE THAT SERVICE OF PROCESS MAY BE MADE UPON ANY OF YOU IN ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP CREATED BY THIS AGREEMENT BY ANY MEANS ALLOWED BY SUCH STATE OR FEDERAL LAW.

(3) YOU AND YOUR PRINCIPAL OWNERS FURTHER AGREE, EXCEPT AS OTHERWISE. SET FORTH HEREIN THAT EXCLUSIVE VENUE FOR ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP CREATED THEREBY SHALL BE THE COUNTY WHERE WE HAVE OUR CORPORATE HEADQUARTERS; PROVIDED, HOWEVER, WITH RESPECT TO ANY ACTION (i) FOR MONIES OWED, (ii) FOR INJUNCTIVE OR OTHER EXTRAORDINARY OR EQUITABLE RELIEF (INCLUDING SPECIFIC PERFORMANCE), OR (iii) INVOLVING POSSESSION OR DISPOSITION OF, OR OTHER RELIEF RELATING .TO REAL PROPERTY, WE MAY BRING SUCH ACTION IN ANY STATE OR FEDERAL DISTRICT COURT WHICH HAS JURISDICTION.

18(e) MUTUAL BENEFIT: THE PARTIES ACKNOWLEDGE THAT (1) EACH PARTY’S AGREEMENT REGARDING APPLICABLE STATE LAW AND FORUM SET FORTH IN SUBSECTION 18(a) AND SUBSECTION 18(d) PROVIDE THE MUTUAL BENEFIT OF UNIFORM INTERPRETATION OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR THE PARTIES’ RELATIONSHIP CREATED BY THIS AGREEMENT, (ii) THE RECEIPT AND SUFFICIENCY OF MUTUAL CONSIDERATION FOR SUCH BENEFIT, AND (iii) THE PROVISIONS REGARDING APPLICABLE STATE LAW AND FORUM HAVE BEEN NEGOTIATED FOR IN GOOD FAITH AND ARE PART OF THE BENEFIT OF THE BARGAIN REFLECTED BY THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE EXECUTION OF THIS AGREEMENT AND ACCEPTANCE OF THE TERMS BY THE PARTIES OCCURRED AT OUR CORPORATE HEADQUARTERS. THE PARTIES FURTHER ACKNOWLEDGE THAT YOUR PERFORMANCE OF CERTAIN OBLIGATIONS ARISING UNDER THIS AGREEMENT, INCLUDING, BUT RESOURCES LIMITED TO, THE PAYMENT OF MONIES DUE HEREUNDER, SHALL OCCUR WHERE OUR CORPORATE HEADQUARTERS IS LOCATED AT THE TIME SUCH OBLIGATION IS DUE.

18(f) AMENDMENTS TO LICENSE AGREEMENT: EXCEPT FOR THOSE AMENDMENTS PERMITTED TO BE MADE UNILATERALLY BY US HEREUNDER, ANY CHANGES OR MODIFICATIONS TO THIS AGREEMENT, OR SPECIFIC WAIVERS OF RIGHTS, SHALL BE MADE ONLY IN WRITING EXECUTED BY AUTHORIZED OFFICERS OR AGENTS OF EACH PARTY. YOU AND YOUR PRINCIPAL OWNERS ACKNOWLEDGE THAT NO OFFICER, AGENT OR FIELD EMPLOYEE OF OURS IS AUTHORIZED TO CHANGE OR MODIFY THIS AGREEMENT VERBALLY AND THAT YOU WILL RESOURCES RELY ON CONVERSATIONS OR OTHER COMMUNICATIONS WITH OFFICERS, AGENTS OR FIELD EMPLOYEES OF OURS RELATED TO ANY CHANGE OR MODIFICATION OF THIS AGREEMENT.

18(g) Waivers: Attorney’s Fees: All waivers relating to this Agreement shall be strictly construed. In any litigation related to this Agreement or the operation of the Business, all costs and all reasonable attorney’s fees (including those for appeal) incurred as a result of the legal action shall be paid to the prevailing party by the other party.

18(h) notices: Any notices required or permitted by this Agreement shall be in writing and shall be directed to either party at the respective last known business address, delivered prepaid in one of the following ways: (i) personally or by expedited delivery service, (ii) U.S. first-class postage prepaid mail, or (iii) facsimile or electronic mail (provided that the sender confirms the facsimile or electronic mail by sending an original confirmation copy by certified or registered mail or expedited delivery service within 3 Business Days after transmission). Any notice shall be deemed to have been given (i) in the case of personal delivery, at the time of personal delivery, (ii) in the case of facsimile or electronic mail, upon transmission (provided confirmation is sent as described above) or (iii) in the case of U.S. mail, 3 Business Days after the date of mailing. All notices to Optos shall simultaneously be sent to Capital at the following address:

Mr. James S. Rothman

President

Capital TempFunds,

A division of Capital Business Credit LLC

1799 W. Oakland Park Road

Ft. Lauderdale, FL 33311

Fax No.: 954-414-6601

18(i) Parties Bound: Assignment: This Agreement binds Optos, Optos Principal Owners, and their heirs, executors, administrators, successors, and assigns. Company may assign this Agreement in whole or in part to any person or entity on written notice to Optos. The parties agree that Capital is a third party beneficiary of this Agreement, and has the right to enforce the provisions of this Agreement as they relate to Capital and Optos.

18(j) Severability: The provisions of this Agreement are severable, it being the intention of the parties that should any provision be found invalid, such invalidity shall not affect the remaining provisions, which shall remain in full force and effect as though such invalid provisions had not been contained in this Agreement.

18(k) Entire Agreement: This Agreement, any Rider, Attachment or Amendment hereto, shall be construed together and constitute the entire, full and complete agreement between the parties concerning the subject matter hereof, and shall supersede all prior agreements, if any. Optos hereby warrant and represent that no other representation has induced Optos or Optos Principal Owners to execute this Agreement, and there are no representations, inducements, promises or agreements, oral or otherwise, between the Optos and Company not embodied herein, which are of any force or effect with reference to this Agreement. No amendment, change or variance from this Agreement shall be binding on either party unless executed in writing by all parties.

18(l) Force Majeure: Except for monies owed, if circumstances such as acts of nature, strikes, lockouts or other industrial disturbances, war, terrorist attacks, riot, epidemic, fire or other catastrophes or other forces beyond the control of the parties make it impossible for either or both of them to perform their obligations under this Agreement, the obligations will be suspended during the pendency of the circumstances. If through no fault of Yours the Business is damaged or destroyed by an event as described above, failure to operate the Business will not result in a breach of this Agreement, provided that Optos apply within 30 days after such event for Company’s approval to relocate or reconstruct the premises and Optos diligently pursue such reconstruction or relocation. Such approval may be conditioned upon the payment of an agreed minimum fee to Company during the period in which the Business is not in operation.

18(m) Rules of Construction: This Agreement shall be interpreted as follows: (i) nouns, pronouns, and variations of them refer to the masculine, feminine, neuter, singular, or plural as the context may require, (ii) headings and their numbers are solely for convenience and ease of reference, (iii) the words include, includes, or including mean including without limitation, and (iv) unless otherwise. noted, when the words of a term defined in this Agreement appear without initial capital letters, they shall be given a generic, rather than the defined interpretation.

18(n) Mutual Release: Optos and Optos Principal Owners expressly acknowledge that as a condition of obtaining Company’s consent to take any action not allowed or provided for in this Agreement, to participate in any special programs not provided for in this Agreement or to take any action for which consent is required under this Agreement, including changing Optos business entity structure or the status of Optos Principal Owners or their Ownership Interest in Optos, Company will require Optos and Optos Principal Owners to execute a mutual release In a form satisfactory to Company of any and all existing claims against Company, Company’s affiliates, successors, assigns and designees and their respective managers, officers, agents, members, designees, and representatives, including claims arising under this Agreement and under any law.

18(o) Authorship: This Agreement will not be construed against either party due to authorship.

18(p) Multiple Counterparts: This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Further, facsimile signatures on counterparts of this Agreement are hereby accepted and acknowledged as though they were originals.

18(q) Further Execution: The parties shall, from time to time, on or after the Effective Date of this Agreement take such additional actions and execute such additional documents as may be necessary or appropriate, in Company’s sole opinion, to give effect to the provisions of this Agreement.

18(r) Acceptance of Agreement: This offer is made upon Optos receipt and is extended for a period of time not to exceed 30 days following such receipt. The parties acknowledge and agree that this Agreement shall not be effective and binding until executed by Company.

18(s) Representations of Company: Company represents and warrants to Optos that Company has received all necessary approvals and authorizations to enter into this License Agreement and that this License Agreement is in full compliance with Federal law as well as the law of the States where all of the locations and markets listed in Section 20 hereof are located.

19.	ACKNOWLEDGEMENTS

19(a) Optos and Optos Principal Owners each acknowledge and agree that:

(1) Prior to execution of this Agreement, Optos investigated the Program to Optos satisfaction and Optos had the opportunity to consult with appropriate legal and business advisors with respect to this Agreement and the potential benefits and risks of entering into this Agreement.

(2) Optos have not received and are not relying on any representations of any kind from Company that are not contained in this Agreement or any other currently effective written agreement executed by Optos and Company.

(3) Company have not made any representations of any kind concerning Optos potential success, earnings, potential sales, gross revenues, distributions, income or operating costs relating to the Business.

(4) Optos received a complete copy of this Agreement and all related Riders, Attachments, Exhibits, and ancillary agreements prior to the date on which Optos executed this Agreement.

20. WAIVER OF SETOFF. Notwithstanding anything to the contrary, Company and all of its affiliates and subsidiaries agree that they will not setoff or assert a counterclaim against any amounts owing from Optos hereunder against any amount payable to Optos by Company or any of its affiliates and subsidiaries or collected by Company or any of its affiliates and subsidiaries and owing to Optos.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF the parties have executed this Licensing Agreement as of the Effective Date.

Optos

Optos Capital, LLC

By:	/s/ Chris Ferguson

Chris Ferguson, President

WITNESS:	/s/ Christopher McDemus

ClearPoint Resources, Inc.

By:	/s/ Michael Traina

Michael Traina, CEO

WITNESS:	/s/ Christopher McDemus

ClearPoint Workforce, LLC

By:	/s/ Michael Traina

Michael Traina, CEO

WITNESS:	/s/ Christopher McDemus